Exhibit 99.4

LETTER OF TRANSMITTAL

Exchange of Common Stock of

Micrel, Incorporated – CUSIP # 594793101

for Cash or Stock

Surrendered Pursuant to the Merger of Mambo Acquisition Corporation,

A subsidiary of MicrochipTechnology Incorporated, with and into Micrel, Inc.,

and the Merger of Micrel, Inc. with and into Mambo Acquisition LLC,

A subsidiary of Microchip Technology Incorporated

Pursuant to that certain Agreement and Plan of Merger dated as of May 7, 2015, as may be amended or modified (the “Merger Agreement”), by and among Microchip Technology Incorporated, a Delaware corporation (“Parent”), Mambo Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub One”), Mambo Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Parent (“Merger Sub Two”) and Micrel, Inc. a California Corporation (the “Company”), Parent is acquiring the Company through a merger of Merger Sub One with and into the Company, and, as part of a single integrated transaction, the merger of Micrel, Inc. with and into Merger Sub Two. As a result of the Merger, at the effective time each holder of outstanding shares of common stock of the Company will receive the Merger Consideration. In order to receive the Merger Consideration, please complete and sign this letter of transmittal, and return it, together with your share certificates, to one of the addresses at the bottom of the last page of this letter of transmittal. Please note that the signature provided must reflect the exact name shown on the stock certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

All shareholders must complete Boxes A, B, and G. Please also read the “General Instructions” on page 2.

    FOR OFFICE USE ONLY Approved                              W-9 Completed

BOX A – Signature of Registered Shareholders	BOX B – Certificate(s) Enclosed
(Must be signed by all registered shareholders; include legal capacity if signing on behalf of an entity)	Certificate Number(s) (Attach additional signed list, if necessary)	Number of Shares Represented by Each Certificate

Signature

Signature

Telephone Number	Total Shares Surrendered:

☐	Lost Certificates. I have lost my certificate(s) for shares and require assistance in replacing them. A $75.00 replacement fee must be sent in with the completed letter of transmittal. The check must be made payable to Shareowner Services. If additional forms and fees are needed, you will be contacted.

BOX C – New Registration Instructions	BOX D – One Time Delivery Instructions
To be completed ONLY if the consideration is to be issued in the name(s) of someone other than the registered holder(s) in Box E. ISSUE TO:	To be completed ONLY if the consideration is to be delivered to an address other than that listed in Box E. MAIL TO:

Name	Name
Street Address	Street Address
City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form W-9 in Box G on the next page or, if applicable, the enclosed W-8BEN form.

BOX E – Name and Address of Registered Holder(s)	BOX F – Medallion Guarantee
Please make any address corrections below	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.
☐ indicates permanent address change

Note: A notarization by a notary public is not acceptable

BOX G – Request for Taxpayer Identification Number and Certification – Substitute Form W-9 (Rev. 12/14)

Certification: Under penalties of perjury, I certify that:

1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.     I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.     I am a U.S. citizen or other U.S. person (as defined in the instructions below), and

Social Security Number
	-	-

Employer Identification Number
/

4.     The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. (No FATCA reporting code is required for accounts maintained In the United States.)

   FATCA Exemption Reporting Code:                      (Codes are available with the official IRS Form W-9 found at www.irs.gov.)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Required: Check appropriate box for federal tax classification:

☐  Individual/sole proprietor     ☐  C Corporation     ☐  S Corporation     ☐  Partnership     ☐  Trust/estate

☐  Limited liability company.   Enter tax classification (C=C corporation, S=S corporation, P=partnership):

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature:                                                                                                                                                                          Date:

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (e.g. foreign corporation, partnership or trusts): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NRA INDIVIDUALS MAY COMPLETE THE ENCLOSED FORM W-8BEN, OR OBTAIN ONE AT www.irs.gov OR CALL 877-536-3552 FOR COPY OF FORM W-8BEN. FOREIGN ENTITIES NEED TO COMPLETE THE APPLICABLE TYPE OF FORM W-8 (REVISED AS OF 2014) AND RETURN THAT CERTIFICATION OF FOREIGN TAX STATUS. FAILURE TO DO SO COULD SUBJECT YOU TO U.S. FEDERAL BACKUP WITHHOLDING OF EITHER 28% OR 30% OF THE REPORTABLE/WITHHOLDABLE AMOUNT.

General Instructions

•	BOX A-Signatures: All registered shareholders must sign as indicated in Box A. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

•	BOX B-Certificate Detail: List all certificate numbers and shares submitted in Box B. Any book-entry shares held by you will be automatically exchanged upon receipt of this properly completed Letter of Transmittal. If your certificates are lost, please check the box and complete below Box A. A $75 lost certificate replacement fee must be mailed in with your completed Letter of Transmittal. If there are additional forms or fees needed, you will be contacted.

•	BOX C-New Registration: Provide the new registration instructions (name and address) in Box C. Complete Box G to certify tax identification number for new registration of U.S. citizen, resident or entity. Signature must be that of the new registration indicated. See notice to non-resident aliens above. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $14,000,000.00 in value please contact Wells Fargo Shareowner Services at the number listed below.

Tax implications apply to the registered shareholder (i.e., person identified in Box E) at the time of transfers unless Gift or Inheritance rules apply. For tax-related information or questions, contact your tax advisor.

•	BOX D-One Time Delivery: Any address shown in Box D will be treated as a one-time only mailing instruction.

•	BOX E-Current Name and Address of Registered Shareholder: If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box E.

Tax implications apply to the registered shareholder (i.e., person identified of Box E) at the time of the transfer unless Gift or Inheritance rules apply. For tax-related information or questions, contact your tax advisor.

•	BOX F-Signature Guarantee: Box F (Medallion Guarantee) only needs to be completed if the name on the check or shares, depending on your election, will be different from the current registration shown in Box E. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•	BOX G-Request for Taxpayer Identification Number and Certification - Substitute Form W-9: Complete Box G for registration of U.S. citizen, resident or entity to certify tax identification number. Please provide the social security or employer identification number of the person or entity receiving payment, including signature and date for the above described shares. Completion of the Substitute Form W-9 certifies that receiver of the payment is not subject to backup withholding. Failure to complete the form will subject the recipient to the applicable federal income tax withholding from any cash payment made to them pursuant to the exchange.

•	Definition of U.S. Person: For federal tax purposes, you are considered a U.S. person if you are (1) An individual who is a U.S. citizen or U.S. resident alien, (2) A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, (3) An estate (other than a foreign estate), or (4) A domestic trust (as defined in regulation 301.7701-7).

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested.

•	Returning Certificates: Return this Letter of Transmittal with the certificate(s) to be exchanged only to Wells Fargo Shareowner Services at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method, insured for 3% of the value of your shares.

By Mail to: Wells Fargo Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, MN 55164-0858	By Overnight Courier or Hand-Delivery to: Wells Fargo Shareowner Services Corporate Actions Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120

For additional information please contact our Shareowner Relations Department at 1-877-536-3552.